Exhibit 10.12

AMENDMENT TO THE HANCOCK HOLDING COMPANY

NONQUALIFIED DEFERRED COMPENSATION PLAN

Whereas, Hancock Holding Company maintains the Hancock Holding Company Nonqualified Deferred Compensation Plan (the “plan”); and

Whereas, the Board of Directors of Hancock Holding Company has the authority to amend the plan pursuant to Section 11;

Now, therefore, effective as of the execution date below, the plan is amended as follows:

Section 1.48 shall be added as follows:

1.48 Valuation. On the last business day of the month following Participant’s Retirement, Separation Date, death, or Disability, such Participant’s Account shall be valued and the amount due determined, provided that the Account of any Participant who is a Specified Employee shall be valued on the last business day of the month that is at least six months after such Participant’s Retirement or Separation Date.

This amendment was approved by the Board of Directors and was executed the 1st day of September, 2011.

Hancock Holding Company

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